As filed with the Securities and Exchange Commission on August 9, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NMT MEDICAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4090463
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

27 Wormwood Street, Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

2001 Stock Incentive Plan, as amended

(Full Title of the Plan)

John E. Ahern

President and Chief Executive Officer

NMT Medical, Inc.

27 Wormwood Street

Boston, Massachusetts 02210-1625

(Name and Address of Agent For Service)

(617) 737-0930

(Telephone Number, Including Area Code, of Agent For Service)

With a Copy to:

Michael J. LaCascia

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share (including the associated Preferred Stock Purchase Rights)	400,000 shares	$3.74(2)	$1,496,000(2)	$190

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ National Market on August 5, 2004.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is included in documents sent or given to participants in the Registrant’s 2001 Stock Incentive Plan, as amended, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement of Incorporation by Reference

This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 333-62618 (the “Initial Registration Statement”) and 333-107462, filed by the Registrant on June 8, 2001 and July 30, 2003, respectively, relating to the Registrant’s 2001 Stock Incentive Plan, as amended.

Item 6. Indemnification of Directors and Officers.

In addition, Item 6 of Part II of the Initial Registration Statement is amended to delete the last paragraph thereof in its entirety and replace it with the following:

“The Registrant has obtained Directors’ and Officers’ Liability insurance coverage from The Hartford Insurance Company. The policy covers up to $5,000,000 for each claim during each policy year. The Registrant has also obtained excess Directors’ and Officers’ Liability insurance coverage from Royal Indemnity Company, which covers up to $5,000,000 for each claim during each policy year.”

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 9th day of August, 2004.

NMT MEDICAL, INC.

By:	/s/ John E. Ahern
John E. Ahern
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of NMT Medical, Inc., hereby severally constitute and appoint John E. Ahern and Richard E. Davis, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable NMT Medical, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John E. Ahern John E. Ahern	President and Chief Executive Officer (Principal executive officer)	August 9, 2004

/s/ Richard E. Davis Richard E. Davis	Vice President and Chief Financial Officer (Principal financial and accounting officer)	August 9, 2004

Robert G. Brown	Director

/s/ Cheryl L. Clarkson Cheryl L. Clarkson	Director	August 9, 2004

/s/ R. John Fletcher R. John Fletcher	Director	August 9, 2004

/s/ Daniel F. Hanley Daniel F. Hanley, M.D.	Director	August 9, 2004

/s/ James E. Lock James E. Lock, M.D.	Director	August 9, 2004

/s/ Francis J. Martin Francis J. Martin	Director	August 9, 2004

/s/ Harry A. Schult Harry A. Schult	Director	August 9, 2004

INDEX TO EXHIBITS

Number		Description

4.1	(1)	Second Amended and Restated Certificate of Incorporation of the Registrant.

4.2	(2)	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant.

4.3	(2)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.4	(3)	Amended and Restated By-Laws of the Registrant.

4.5	(4)	Rights Agreement, dated as of June 7, 1999, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A, the form of Certificate of Designation, as Exhibit B, the form of Rights Certificate, and as Exhibit C, the Summary of Rights to Purchase Preferred Stock.

5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant. Filed herewith.

23.1		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1). Filed herewith.

23.2		Consent of Ernst & Young LLP. Filed herewith.

24.1		Power of attorney (included on the signature pages of this registration statement).

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 000-21001) and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 000-21001) and incorporated herein by reference.
(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-06463), filed on June 20, 1996, and incorporated herein by reference.
(4)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K, dated June 7, 1999 (File No. 000-21001) and incorporated herein by reference.